SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 19, 2022

ELECTROMEDICAL TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	Commission File Number	82-2619815
(State or other jurisdiction of incorporation or organization)	000-56192	(I.R.S. Employer Identification Number)

16561 N. 92nd Street, Ste. 101

Scottsdale, AZ 85260

 (Address of Principal Executive Offices and Zip Code)

888-880-7888

(Issuer's telephone number)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbols	Name of Exchange on Which Registered
COMMON	EMED	NONE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02 Unregistered Sales of Equity Securities.

On September 19, 2022, the Registrant sold 500,000 shares of Series "A" Preferred Stock to Matthew Wolfson. The issuance was in consideration for Mr. Wolfson's commitment to continue to serve as the Registrant's Principal Executive Officer and separately as the Registrant's Principal Financial and Accounting Officer pending completion of respective amendments to Mr. Wolfson's executive employment agreement with the Registrant, which as of its effective date, only secured Mr. Wolfson's services as Principal Executive Officer and not as Principal Financial and Accounting Officer. The Series "A" Preferred Shares were issued in reliance on Section 4.2 of the Securities Act. The shares of Series "A" Preferred stock are not eligible to participate in dividends and distributions. No interest is payable on any shares of Series "A" Preferred stock. There are no conversion rights associated with the Series "A" Preferred stock. The Series "A" Preferred stock holds senior liquidation rights to all other classes of shares, including common shares.

Section 5 - Corporate Governance and Management

Item 5.01 Changes in Control of Registrant.

The Registrant incorporates by reference its disclosures in Item 3.02 above.

As noted, the Registrant and Mr. Wolfson's current contract only extends to securing and compensating Mr. Wolfson for his services as Principal Executive Officer. Mr. Wolfson has been providing material additional services to the Registrant as Principal Financial and Accounting Officer. Mr. Wolfson advised the Registrant that revisions to his contract are necessary to address this discrepancy. In order to secure Mr. Wolfson's continued services during the interim period while revisions to his contract with the Registrant are finalized, the Registrant agreed to issue the subject Series "A" Preferred shares as consideration.

The shares of Series "A" Preferred stock has a voting preference of 100 votes for every one share of Series "A" Preferred stock owned. As of the date of this filing, Mr. Wolfson now owns a total of 1,000,000 shares of Series "A" Preferred stock, and 15,406,250 common shares, totaling 115,406,250 common shares eligible to vote on any matter brought before the stockholders, or 75.48% of the shares eligible to vote.

In consideration of the issuance, Mr. Wolfson committed to remain in his roles as Principal Executive Officer and separately as the Registrant's Principal Financial and Accounting Officer pending amendments and revisions to his employment agreement, which the Registrant will disclose on Form 8-K once completed. There were no arrangements for the election of directors between Mr. Wolfson and the Registrant pursuant to this issuance.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 19, 2022, the Registrant's Board of Directors approved a resolution amending the corporation's Certificate of Incorporation to increase its total number of authorized shares as follows:

Fourth. The aggregate number of shares which the Corporation shall have the authority to issue is One Billion, One Million and one shares (1,001,000,001), including Nine Hundred and Ninety Nine Million (999,000,000) shares of capital stock designated as "Common Stock" with a par value of $0.00001 per share; One Million (1,000,000) shares designated as "Series "A" Preferred Shares, par value $0.00001 per share; and One (1) share designated as "Series "B" Preferred Shares" par value $0.00001 per share.

On September 21, 2022, a majority of the shareholders eligible to vote approved by written consent the proposed amendments to the Certificate of Incorporation and the amendment was filed with the Delaware Secretary of State. Upon receipt of the filed amendment, the Registrant will amend this Form 8-K to include the exhibit required under Item 601(b)(3).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated September 23, 2022

ELECTROMEDICAL TECHNOLOGIES, INC.

By: /s/ Matthew Wolfson

Matthew Wolfson

Chief Executive Officer

(Principal Executive Officer)